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                                                                     Exhibit 10


                            SHARE EXCHANGE AGREEMENT

                  This AGREEMENT, dated as of November 17, 2000, by and among New Generation Holdings, Inc. ("NGH"), a Delaware Corporation, with offices at 400 West Broadway, New York, New York 10012, New Generation Partners, Inc. ("NGP"), a Delaware Corporation, with offices at 400 West Broadway, New York, New York 10012 (NGH, NGP and any of their affiliates are referred to collectively herein as the "Company"), on one hand, and Bob Jordaens ("BJ"), a Belgian individual, BJ's wholly owned management company, Icare BVBA ("Icare"), a Belgian Corporation, with offices at Jachthoornlaan 9, Zoersel, Belgium, Rene De Vleeschauwer ("RDV"), a Belgian individual, RDV's wholly owned management company Rapide BVBA ("Rapide"), a Belgian Corporation, with offices at Boterbloemlaan 82, Halle-Zoersel, Belgium, BJ, Icare, RDV and Rapide collectively herein referred to as the "Minerva Shareholders", on the other.

                                    RECITALS

                  WHEREAS, Minerva SoftCare NV ("Minerva"), a Belgian Corporation, Case Belgie NV ("Case Be"), a Belgian Corporation, Case Nederland BV ("Case Nl"), a Dutch Corporation and Case France SA ("Case Fr"), a French Societe Anonyme (Minerva, Case Be, Case Nl and Case Fr are referred to collectively herein as the "Minerva Group") are in the business of writing and marketing software, as well as providing consulting services to the users of their software; and

                  WHEREAS, NGH through its wholly owned subsidiary, NGP is engaged in the business of providing emerging ventures with capital and consulting services to assist in the development and expansion of their businesses; and

                  WHEREAS, Icare and Rapide equally own one hundred percent (100%) of the outstanding equity of Minerva; and

                  WHEREAS, RDV and BJ equally own sixty percent (60%) of Case Be and its wholly owned subsidiary, Case Nl and eighty percent (80%) of Case Fr; and

                  WHEREAS, RDV, BJ, Icare and Rapide desire to transfer an aggregate of twenty five percent (25%) of the equity of the Minerva Group, with the exception of the QiD participation, to the Company in exchange for certain shares common stock of NGH on terms and conditions as set forth herein.

                  NOW THEREFORE, the parties hereby agree as follows:

1.       SHARE EXCHANGE AND RELATED MATTERS.

a.       CONDITIONS PRECEDENT

a.1 Reorganization of the Minerva Group. As a condition to the Closing of the transactions contemplated by this Agreement, the Minerva Group shall complete a reorganization of its ownership structure with the aid and assistance of the Company. The purpose and intent of the reorganization is to consolidate the relative ownership interests of the Minerva Shareholders in each of Minerva, Case Be, Case Nl and Case Fr, so that the Company can acquire a twenty five percent (25%) equity interest in the Minerva Group under the terms of this Agreement. The reorganization shall include, without limitation, the acquisition by the Minerva Shareholders of the forty percent (40%) and twenty percent (20%) outstanding minority equity interests in Case Be and Case Fr, respectively.


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a.2      Shareholders Agreement. As a second condition to the Closing of the transactions contemplated by this Agreement, a shareholder agreement between the Minerva Shareholders will be developed which details the intentions and responsibilities (based on the first meeting report)of both parties involved. Further this agreement shall contain provisions for the eventual sale of the Minerva Group Shares and for certain non-competition situations, applicable to both parties.

a.3 Management Contracts. As a third condition to the Closing of the transactions contemplated by this Agreement, the Minerva Shareholders and the Company will agree terms and conditions for new management contracts between the Directors of the Minerva Group and the Minerva Group.

b.       CLOSING

At the Closing (as defined herein) the Minerva Shareholders shall deliver shares of the entity that results from the reorganization in Section 1(a) above (the "Minerva Group Shares") representing twenty five percent (25%) of the outstanding equity of the Minerva Group.The Parties have agreed a value of US$6,750,000 for the Minerva Group. The compensation (the "Minerva Agreed Value") shall be delivered in exchange (the "Share Exchange") for an amount of shares (the "Exchange Shares") of the Common Stock of NGH that is equal to the quotient of the Minerva Agreed Value divided by the Agreed Stock Value (as defined herein).

c.       EXCHANGE SHARES

For purposes of this Agreement, the Agreed Stock Value shall mean US$3.00 per share.The Exchange Shares is hence calculated at 2'250'000 shares.

d.       RESTRICTION

The Exchange Shares shall be restricted shares issued pursuant to Regulation S. The recipients of the Exchange Shares shall be granted customary registration rights pursuant to a Registration Rights Agreement to be executed among the parties on or before the Closing, that will provide, among other things, that the Exchange Shares will become subject to a demand registration right six (6) months after the date of issuance.

e.       BOARD OF MINERVA GROUP

The Company shall have the right to nominate one (1) member of the Board(s) of Directors of the company or companies that will consolidate the equity interests of the Minerva Group and the Minerva Shareholders agree to vote for the election of such member(s).

f.       RELARED PARTY TRANSACTIONS

The parties agree that all arrangements and agreements that the Company and the Minerva Group and any party that is related to the either of the Company or the Minerva Group shall be concluded at arms length.


2. REPRESENTATIONS AND WARRANTIES OF THE MINERVA GROUP AND THE MINERVA SHAREHOLDERS. The Minerva Group and the Minerva Shareholders hereby make the following representations and warranties to the Company.


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a.       ORGANIZATION

Each entity of the Minerva Group is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly authorized to carry on the business presently conducted by it. Icare and Rapide equally own one hundred percent (100%) of the outstanding equity of Minerva, RDV and BJ equally own sixty percent (60%) of Case Be and its wholly owned subsidiary, Case Nl and eighty percent (80%) of Case Fr. All of the foregoing issued and outstanding shares (the "Shares") of capital stock are owned by the Minerva Shareholders free and clear of all liens and encumbrances of any kind. Except for the existing minority interests in Case Be and Case Fr, the Shares represent all of the issued and outstanding shares, of all types or classes, of the Minerva Group and there are no outstanding options, warrants, convertible or exchangeable securities or other rights to purchase shares of capital stock of any entity in the Minerva Group.

b.       PENDING CLAIMS

Except as disclosed in Schedule 2(b), there is no litigation, suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to the Minerva Group's or the Minerva Shareholders' knowledge threatened, against any member of the Minerva Group and there are no unasserted claims possible of assertion involving the business of the Minerva Group which the Minerva Group has notice or knowledge; there are no audits by a governmental authority, claims for unpaid taxes of any kind, or other similar actions, proceedings or disputes pending or, to the Minerva Group's knowledge, threatened against or affecting the business of the Minerva Group; there are no unpaid judgments of any kind against the Minerva Group or the Minerva Shareholders relating to the business; and neither the Minerva Group nor the Minerva Shareholders are charged with or, to either the Minerva Group's or the Minerva Shareholders' knowledge threatened, with a charge or violation or, to either the Minerva Group's or the Minerva Shareholders' knowledge, is it under investigation with respect to any alleged violation of any provision of any federal, state, local or foreign law or administrative ruling or regulation relating to any aspect of the business. To the best knowledge of the Minerva Group and the Minerva Shareholders, there are no liabilities or potential liabilities of the Minerva Group which in the aggregate exceed Fifty Thousand Dollars ($50,000).

c.       TITLE TO ASSETS

Each member of the Minerva Group is the sole and exclusive owner of, and has good and marketable title to, all of its assets, rights, properties, claims, contracts and business of every kind, nature, character and description, tangible and intangible, personal, real or mixed, wherever located, free and clear of all liens, mortgages, pledges, claims, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal, assessments, defects in title, encroachments, charges or any other burden of restriction of any kind or nature (collectively, "Liens"); and
(b) no other person, firm or corporation has or will have on the Closing Date any interest whatsoever in any of such assets.

d.       NO BREACH OR VIOLATION

The execution, delivery and performance of this Agreement and any other agreements contemplated hereby between the parties hereto by the Minerva Group and the consummation of the transactions contemplated by this Agreement or any other agreements contemplated hereby will not (a) result in or constitute a breach or an event that, with notice or lapse of time or both, would be a default, breach or other violation of the articles of organization of any member of the Minerva Group; (b) violate (with or without the giving of notice or the lapse of time or both), or


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require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to the Minerva Group, the business or any of the assets of the Minerva Group, and (c) with or without the giving of notice or the lapse of time or both (i) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of any of the Minerva Group under, or (ii) result in the creation of any Liens upon all or any portion of the properties, assets or the business of the Minerva Group pursuant to, the articles of organization of any member of the Minerva Group, or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which a member of the Minerva Group is a party or by which any member of the Minerva Group, its assets or business is bound.

e.       CORPORATE DOCUMENTS

The Minerva Group have furnished to the Company for its examination true and correct copies of the articles of organization, bylaws and minute books of each member of the Minerva Group.

f.       CONDUCT OF BUSINESS

From the date of this Agreement until the Closing, the Minerva Group shall operate its business in the ordinary course and in a commercially reasonable manner and will make all reasonably necessary efforts to preserve intact its business, its relationships with third parties, all memberships, if any, that it presently holds, the goodwill it has accrued and the services, to the extent practicable, of its existing officers, employees, and directors

3. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Minerva Group and the Minerva Shareholders, their respective successors and assigns, that:

a.       ORGANIZATION

The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, and is not presently and has not since its incorporation been the subject of any governmental or quasi-governmental inquiry or review which would materially adversely effect its business or operations, nor to the knowledge of the Company, is any such inquiry or review pending or threatened.

b.       AUTHORITY

The Company has taken all necessary corporate action on its part as may be required under the laws of the jurisdiction of organization and under its charter documents to authorize the execution, delivery and carrying out of this Agreement on behalf of the Company.

c.       ENFORCEABILITY

The Company has the full right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by the by the Board of Directors of the Company. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by the Company of this Agreement and any other agreements between the parties contemplated hereby and the consummation by the Company of the transactions contemplated hereby or thereby. This


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Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against each of them in accordance with the terms hereof.

d.       NO BREACH OR VIOLATION

The execution, delivery and performance of this Agreement and any other agreements contemplated hereby between the parties hereto by the Company and the consummation of the transactions contemplated by this Agreement or any other agreements contemplated hereby will not (a) result in or constitute a breach or an event that, with notice or lapse of time or both, would be a default, breach or other violation of the articles of incorporation or bylaws of the Company;
(b) violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to the Company; and (c) with or without the giving of notice or the lapse of time or both violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of any obligations of the Company.

e.       SEC FILINGS

Each of the documents filed by the Company with the SEC (including all financial statements included therein) (the "SEC Filings") at the time of filing thereof conformed with the requirements of the Securities Act of 1933, as amended and the Rules and Regulations promulgated thereto, and none of the SEC Filings at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

4. THE CLOSING. The closing ("Closing") of the Share Exchange and any other transactions contemplated by this Agreement shall take place at the offices of the Company at 9:00 a.m., on November 23, 2000, or at such other place and time and on such other date, as the parties may agree upon in writing ("Closing Date").

5. OBLIGATIONS OF THE MINERVA SHAREHOLDERS. At the Closing, the Minerva Shareholders shall deliver or cause to be delivered to the Company the Minerva Group Shares, a Registration Rights Agreement and a Stockholders' Agreement in form and substance reasonably satisfactory to the Company.

6. OBLIGATIONS OF THE COMPANY. At the Closing, the Company shall deliver or cause to be delivered to the Minerva Shareholders the Exchange Shares, a Registration Rights Agreement and a Stockholders' Agreement in form and substance reasonably satisfactory to the Minerva Shareholders.

7.       MISCELLANEOUS

a.       ASSIGNMENT

This Agreement may not be assigned by any party without the prior written consent of the other parties.


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b.       WAIVERS

Any delay or forbearance by either party in exercising any right hereunder shall not be deemed a waiver of that right.

c.       SEVERABILITY

If any provision of this Agreement shall be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of such provision shall be construed so as to render it enforceable, to the extent feasible; and if no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement thereof.

d.       PARTIAL INVALIDITY

If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

e.       GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of Belgium, without regard to conflicts of law principles.

f.       BINDING EFFECT

This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, and permitted assigns.

g.       NEGOTIATED AGREEMENT

This Agreement is the result of negotiations between the parties. Accordingly, no party to this Agreement shall be deemed to be the author of this Agreement and there shall be no presumption that this Agreement is to be construed for or against any party to this Agreement on the basis of the authorship of this Agreement.

h.       HEADINGS

The headings in this Agreement are inserted merely for the purpose of convenience and shall not affect the meaning or interpretation of this Agreement.

i.       COUNTERPARTS

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may be executed by facsimile signatures.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.



NEW GENERATION HOLDINGS, INC.          ICARE BVBA


By:                                    By:
   -------------------------------        -------------------------------

-------------------------------        -------------------------------
Name: Jacques Mot                      Name: Bob Jordaens
Title: Chairman                        Title:


NEW GENERATION PARTNERS, INC.          RAPIDE BVBA


By:                                    By:
   -------------------------------        -------------------------------

-------------------------------        -------------------------------
Name: Paul Hokfelt                     Name: Rene De Vleeschauwer
Title: Chief Executive Officer         Title:





                                       -------------------------------
                                       ----------------------------------
                                       Bob Jordaens


                                       -------------------------------
                                       ----------------------------------
                                       Rene De Vleeschauwer


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